UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 2, 2015

HOVNANIAN ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8551	22-1851059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 West Front Street

P.O. Box 500

Red Bank, New Jersey 07701

(Address of Principal Executive Offices) (Zip Code)

(732) 747-7800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 2, 2015, David G. Valiaveedan, Vice President–Finance and Treasurer of Hovnanian Enterprises, Inc. (the “Company”), notified the Company that he intends to resign effective July 31, 2015 to pursue a residential investment career opportunity.

Additionally, the Company announced that David L. Bachstetter was appointed Treasurer of the Company, also effective July 31, 2015. Mr. Bachstetter will continue to hold his current position of Vice President–Finance. Mr. Bachstetter, age 39, joined the Company as Vice President–Finance in March 2011. Prior to joining the Company, Mr. Bachstetter served as Vice President, Investment Banking, at Barclays Capital, and was an Associate, Investment Banking, for Lehman Brothers. Mr. Bachstetter holds a B.S. in Business Administration from Villanova University and an M.B.A. from the University of North Carolina at Chapel Hill Kenan-Flagler Business School.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOVNANIAN ENTERPRISES, INC.
(Registrant)

By:	/s/ J. Larry Sorsby
Name: J. Larry Sorsby
Title: Executive Vice President and Chief Financial Officer

Date: July 9, 2015